EXHIBIT 32.1
Certification
The undersigned hereby certifies, in his capacity as an officer of Clarient, Inc. (the “Company”), for purposes of Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that, to his knowledge:
•	the Annual Report of the Company on Form 10-K for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Dated: March 16, 2010

/s/ RONALD A. ANDREWS Ronald A. Andrews
Vice Chairman and Chief Executive Officer

This certification accompanies this Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.